UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Velti plc

(Exact name of registrant as specified in its charter)

Jersey	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

First Floor, 28-32 Pembroke Street Upper Dublin 2, Republic of Ireland Attn: Alex Moukas, Chief Executive Officer 353 (0) 1234 2676	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Ordinary shares, nominal (par) value £0.05 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-166793

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Velti plc hereby amends and restates its registration statement filed on Form 8-A with the Securities and Exchange Commission on January 13, 2011 solely to correct the name of the registered stock exchange specified in such registration statement.

Item 1.                                                           Description of Registrant’s Securities to be Registered

The description of the ordinary shares of Velti plc (the “Company”) set forth under the caption “Description of Share Capital” in the Company’s Registration Statement on Form F-1 (File No. 333-166793) as originally filed with the Securities and Exchange Commission on May 12, 2010, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.                                                           Exhibits.

Under the Instructions as to Exhibits with respect to the Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 18, 2011	VELTI PLC

	By:	/s/ Sally J. Rau
Sally J. Rau
Chief Administrative Officer and General Counsel